EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-254181) and Form S-8 (No. 333-252736) of California Resources Corporation (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of our report dated February 18, 2022 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 22, 2022